Exhibit 23.2

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Miami Days Corp. on Form S-1/A of my Report of Independent Registered Public Accounting Firm, dated August 24, 2012 on the balance sheet of Miami Days Corp. as at July 31, 2012, and the related statements of operations, stockholders' equity, and cash flows for the period from July 5, 2012 (date of inception) through July 31, 2012.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

                                            RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 26, 2012                            Ronald R. Chadwick, P.C.
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